EXHIBIT 5.1
                                                                     -----------

                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110

                               September 25, 2000


  Exchange Applications, Inc.
  89 South Street
  Boston, MA 02111

         Re:      REGISTRATION STATEMENT ON FORM S-3/A
                  ------------------------------------

  Ladies and Gentlemen:

         We have acted as counsel for Exchange Applications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,728,815 shares of common stock, $0.001 par value per share, of the Company (the "Shares"), to be offered by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3/A, filed by the Company with the Securities and Exchange Commission on September 25, 2000.

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     /s/  Bingham Dana LLP
                                                     --------------------------
                                                     BINGHAM DANA LLP